UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

Viva International, Inc.

(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 – Corporate Governance and Management

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2006, the Board of Directors of the Company appointed Roger F. Larreur to the its Board of Directors. Mr. Larreur is currently Director of Sales & Marketing for Canada and Eastern United States for Swissport USA, Inc. Prior to his employment with Swissport, Mr. Larreur has held management and executive positions with American Trans Air, Maxmar Aviation Consulting, Paradise Island Airlines d/b/a Continental Connection, Gulfstream International Airlines d/b/a Continental & United Connection, Alitalia Airlines, Pan Am Express Airways and Braniff Airlin

The Board does not expect to name Mr. Larrerto any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four day from when this information becomes available.

Section 8 - Other Events

Item 8.01 Other Events

On September 28, 2006, the Registrant issued the press release attached hereto as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.2	Press Release issued September 20, 2006	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVA INTERNATIONAL, INC.
(Company)

/s/__Robert Scott__________________

By: Robert Scott

Its: President

Date: September 29, 2006

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